AMERICAN FEDERAL BANK, FSB AMENDED AND RESTATED
             1988 STOCK OPTION AND INCENTIVE PLAN

  1. Purpose of the Plan. The Plan shall be known as the American Federal Bank, FSB Amended and Restated 1988 Stock Option and Incentive Plan (the "Plan"). The purpose of the Plan is to attract and retain the best available personnel as officers and key employees and to provide additional incentive to employees of American Federal Bank, FSB (the "Bank") or any present or future parent or subsidiary of the Bank to promote the success of the business. The Plan is intended to provide for the grant of both "Incentive Stock Options", within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code") and Non-Incentive Stock Options. Each and every one of the provisions of the Plan relating to Incentive Stock Options shall be interpreted to conform to the requirements of Section 422 of the Code.

  2.  Definitions.  As used herein, the following definitions shall apply:
   (a) "Award" means the grant by the Committee or the Board of Directors of an Incentive Stock Option, a Non-Incentive Stock Option, or a Stock Appreciation Right, or any combination thereof, as provided in the Plan.
   (b)   "Bank" shall mean American Federal Bank, FSB.
   (c)   "Board" shall mean the Board of Directors of the Bank.
   (d)   "Common Stock" shall mean common stock, par value
$1.00, per share, of the Bank.
   (e)   "Code" shall mean the Internal Revenue Code of 1986.
   (f)    "Committee" shall mean the Stock Option Committee
appointed by the Board in accordance with paragraph 4(a) of the Plan.
   (g)    "Continuous  Employment" or "Continuous  Status  as  an
Employee"   shall  mean  the  absence  of  any  interruption   or
termination of employment by the Bank or any present or future Parent or Subsidiary of the Bank. Employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Bank or in the case of transfers between payroll locations of the Bank or between the Bank, its Parent, its Subsidiaries or a successor.
   (h)   "Director" shall mean a member of the Board.
   (i) "Effective Date" shall mean the date specified in Section
15 hereof.
   (j) "Employee" shall mean any person employed on a full-time basis by the Bank or any present or future Parent or Subsidiary of the Bank.
  (k) "Incentive Stock Option" means an option to purchase Shares granted by the Committee pursuant to Section 7 hereof which is subject to the limitations and restrictions of Section 7 hereof and is intended to qualify under Section 422 of the Code.
  (l) "Non-Employee Director" means a Director who is not an Employee.
  (m) "Non-Incentive Stock Option" means an option to purchase
Shares granted by the Committee pursuant to Section 8 hereof, which option is not intended to qualify under Section 422 of the Code.
  (n) "Option" shall mean an Incentive or Non-Incentive Stock Option granted pursuant to this Plan.
  (o) "Optioned Stock" shall mean stock subject to an Option granted pursuant to the Plan.
  (p) "Optionee" shall mean any person who receives an Option.
  (q) "Parent" shall mean any present or future corporation which would be a "parent corporation" as defined in Subsections 424(e) and (g) of the Code.
  (r) "Participant" means any full-time employee of the Bank or any Parent or Subsidiary of the Bank.






                             III-1





   (s) "Plan" shall mean the American Federal Bank, FSB 1988 Amended and Restated Stock Option and Incentive Plan.
   (t) "Related" means (i) in the case of a Stock Appreciation Right, a Stock Appreciation Right which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, an Option and (ii) in the case of an Option, an Option with respect to which and to the extent a Stock Appreciation Right is exercisable, in whole or in part, in lieu thereof has been granted.
   (u) "Stock Appreciation Right" means a stock appreciation right with respect to Shares granted by the Committee pursuant to
Section 11 hereof.
   (v) "Share" shall mean one share of the Common Stock.
   (w) "Subsidiary"  shall mean any present or future  corporation
which   would  be  a  "subsidiary  corporation"  as  defined   in
Subsections 424(f) and (g) of the Code.
  (x) "Termination For Just Cause" means termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any laws, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order.

  3. Shares Subject to the Plan. Except as otherwise required by the provisions of Section 12 hereof, the aggregate number of Shares with respect to which Awards may be made pursuant to the Plan shall not exceed 700,000 shares. Such Shares may either be authorized but unissued or treasury shares.
Shares which are subject to Stock Appreciation Rights and related Options shall be counted only once in determining whether the maximum number of Shares with respect to which Awards may be granted under the Plan has been exceeded. An Award shall not be considered to have been made under the Plan with respect to any Option or Stock Appreciation Right which terminates and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination has occurred.

  4.Administration of the Plan.

(a) Composition of the Committee.
The Plan shall be administered by the Committee, consisting of at least three Directors appointed by the Board, each of whom is a disinterested person for purposes of Rule 16b-3(c)(2) under the Securities Exchange Act of 1934, as amended, i.e., a Director who is not, during, the one year prior to such service on the Committee or during, such service, granted or awarded equity securities under the Plan or any other plan of the Company or any of its affiliates, except that any of (A) participation in a formula plan meeting, the conditions of Rule 16b3(c)(2)(ii), (B) participation in any ongoing securities acquisition plan meeting the conditions of Rule 16b3(d)(2)(i), or (C) an election to receive an annual retainer fee in either cash or an equivalent amount of securities (or partly in cash and partly in securities), shall not disqualify a Director from being disinterested. Grants of Options to Non-Employee Directors pursuant to-Section 9 hereof are intended to and shall be made subject to a formula meeting the conditions of Rule 16b-3(c)(2)(ii).

(b)   Powers of the Committee.
TheCommittee is authorized (but only to the extent not contrary to the express provisions of the Plan or to resolutions adopted by the Board) to interpret the Plan, to prescribe, amend and rescind
rules   and  regulations  relating  to  the  Plan,  to  designate
Employees who are eligible to receive Awards under the Plan, to determine the form and content of Awards issued under the Plan, and to make other determinations necessary or advisable for the administration of the Plan, and shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present shall be
deemed  the  action  of  the Committee.   In  no  event  may  the
Committee revoke outstanding Awards without the consent of the Participant.

The President of the Bank and such other officers as shall be designated by the Committee are hereby authorized to execute instruments evidencing Awards on behalf of the Bank and to cause them to be delivered to the Participants.


                        III-2



   (c)  Effect of Committee's Decision.

All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

  5. Eligibility. Awards may be granted to such Employees of the Bank or any present or future Parent and Subsidiary as shall be designated by the Committee and, subject to the provisions of
Section 9, to Non-Employee Directors. The Committee shall from time to time determine the key employees who shall be granted Options or Awards under the Plan, the number to be granted under the Plan, and whether Options granted to each such Employee under the Plan shall be Incentive and/or Non-Incentive Stock Options. In selecting Participants and in determining the number of shares of Common Stock to be granted to each such Participant pursuant to each Award granted under the Plan, the Committee may consider the nature of the services rendered by each such Participant, each such Participant's current and potential contribution to the Company, and such other factors as the Committee may, in its sole discretion, deem relevant. Employees who have been granted an Award may, if otherwise eligible, be granted additional Options or Awards.

The aggregate fair market value (determined as of the date the Option is granted) of the Shares with respect to which Incentive
Stock Options are exercisable for the first time by an Employee during any calendar year shall not exceed $ 100,000.

  6. Term of Plan. The Plan shall continue in effect for a term of ten (10) years from the Effective Date, unless sooner terminated pursuant to Section 18. No Option shall be granted under the Plan after ten (10) years from the Effective Date.

  7.  Terms  and  Conditions  of  Incentive  Stock  Options.   Each
Incentive Stock Option may be granted to a Participant pursuant to the Plan and shall be evidenced by an instrument in such form as the Committee shall from time to time approve. Each and every Incentive Stock Option granted pursuant to the Plan shall comply with, and be subject to, the following terms and conditions:

(a)  Option Price.

  (i) The price per share at which each Incentive Stock Option granted under the Plan may be exercised shall not, as to any particular Incentive Stock Option, be less than the fair market value of the Common Stock at the time such Incentive Stock Option is granted. For such purposes, if the Common Stock is traded otherwise than on a national securities exchange at the time of the granting of an Option, then the price per share of the Optioned Stock shall be not less than the mean between the bid and asked price on the date the Incentive Stock Option is granted or, if there be no bid and asked price on said date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the price per share shall be determined by the Committee. If the Common Stock is listed on a national securities exchange at the time of the granting an Incentive Stock Option, then the price per share shall be not less than the average of the highest and lowest selling price on such exchange on the date such Incentive Stock Option is granted or, if there were no sales on said date, then the price shall be not less than the mean between the bid and asked price on such date.

  (ii) In the case of an Employee who owns Common Stock representing more than ten percent (10%) of the outstanding Common Stock at the time the Incentive Stock Option is granted, the Incentive Stock Option price shall not be less than one hundred and ten percent (110%) of the fair market value of the Common Stock at the time the Incentive Stock Option is granted.

(b) Payment.

Full payment for each share of Common Stock purchased upon the exercise of any Incentive Stock Option granted under the Plan shall be made at the time of exercise of each such Incentive Stock Option and shall be paid in cash (in United States Dollars), Common Stock or a combination of cash and Common Stock. Common Stock utilized in full or partial payment of the exercise price shall be valued at its fair market value at the date of exercise. The Bank shall accept full or partial payment in Common Stock only to the extent permitted by applicable law. No shares of Common Stock shall be issued until full payment therefor has been received by the Bank, and no Optionee shall have any of the rights of a shareholder of the Bank until shares of Common Stock are issued to him.



                             III-3




(c) Term of Incentive Stock Option. The term of each Incentive Stock Option granted pursuant to the Plan shall be not more than ten (10) years from the date each such Incentive Stock Option is granted, provided that in the case of an Employee who owns stock representing more than 10% of the Common Stock outstanding at the time the Incentive Stock Option is granted, the term of the Incentive Stock Option shall not exceed five (5) years.

(d) Exercise Generally.

      Except as otherwise provided in Section 10 hereof, no Incentive Stock Option may be exercised unless the optionee shall have been in the employ of the Bank at all times during the period beginning with the date of grant of any such Incentive Stock Option and ending on the date three (3) months prior to the date of exercise of any such Incentive Stock Option. The Committee may impose additional conditions upon the right of an optionee to exercise any Incentive Stock Option granted hereunder which are not inconsistent with the terms of the Plan or the requirements for qualification as an Incentive Stock Option under Section 422 of the Code.

(e) Transferability.

Any Incentive Stock Option granted pursuant to the Plan shall be exercised during any Optionee's lifetime only by the Optionee to whom it was granted and shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution.

  8. Terms and Conditions of Non-Incentive Stock Options. Non-Incentive Stock Options may be granted only to Participants. Each Non-Incentive Stock Option granted pursuant to the Plan shall be evidenced by an instrument in such form as the Committee shall from time to time approve. Each and every Non-Incentive Stock Option granted pursuant to the Plan shall comply with and be subject to the following terms and conditions:

(a) Option Price.

The exercise price per share of Common Stock for each Non-Incentive Stock Option granted pursuant to the Plan shall be such price as the Committee may determine, in its sole discretion, but shall not, as to any particular Non-Incentive Stock Option, be less than the Fair Market Value of the Common Stock at the time such Non-Incentive Option is granted.

(b) Payment.

Full payment for each share of Common Stock purchased upon the exercise of any Non-Incentive Stock Option granted under the Plan shall be made at the time of exercise of each such Non-Incentive Stock Option and shall be paid in cash (in United States Dollars), Common Stock or a combination of cash and Common Stock. Common Stock utilized in full or partial payment of the exercise price shall be valued at its fair market value at the date of exercise. The Bank shall accept full or partial payment in Common Stock only to the extent permitted by applicable law. No shares of Common Stock shall be issued until full payment therefor has been received by the Bank, and no Optionee shall have any of the rights of a shareholder of the Bank until the shares of Common Stock are issued to him.

(c) Term.

The term of each Non-Incentive Stock Option granted pursuant to the Plan shall be not more than ten (10) years from the date each such Non-Incentive Stock Option is granted, provided that, in the case of an Employee who owns stock representing more than 10% of the Common Stock at the time the Incentive Stock Option is granted, the term of the Non-Incentive Stock Option shall not exceed five (5) years.

(d) Exercise Generally.

The Committee may impose additional conditions upon the right of any Participant to exercise any Non-Incentive Stock Option granted hereunder which are not inconsistent with the terms of the Plan.

(e) Transferability.

  Any Non-Incentive Stock Option granted pursuant to the Plan shall be exercised during any Optionee's lifetime only by the Optionee to whom it was granted and shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution.

                               III-4
 9.  Non-Incentive Stock Options for Non-Employee Directors.

     Options shall be granted to Non-Employee Directors in accordance with the terms and conditions set for-forth herein.

   (a) Grant of Options.

    Each Non-Employee Director serving on the Board as of April 28, 1993 shall be granted, effective April 28, 1993, Options to purchase 3,500 shares of Common Stock. To the extent that Options are then available for issuance under this Plan, each Non-Employee Director who first becomes a Director after April 28, 1993 shall be granted Options to purchase 3,500 shares of Common Stock as of the date of such Non-Employee Director's election or appointment to the Board. The foregoing number of shares shall be adjusted in accordance with the principles in Section 13 in the event of the occurrence of an event described therein. All Options granted to Non-Employee Directors under this Section 9 shall be Non-Incentive Stock Options. Nothing, in this Section 9 shall prevent the Committee from granting Options under Sections 5, 7, and 8 to Directors who are Employees of the Bank.

   (b) Exercise Price.

    The  exercise  price of an Option granted  pursuant  to  this
Section 9 shall equal the Fair Market Value of the Common Stock on the effective date of the Option grant.

   (c) Payment.

   Full payment for each share of Common Stock purchased upon the exercise of any Option granted under this Section 9 shall be made at the time of exercise of each such Option and shall be paid in cash (in United States Dollars), Common Stock or a combination of cash and Common Stock. Common Stock utilized in full or partial payment of the exercise price shall be valued at its fair market value at the date of exercise.

   (d) Term.

    Options granted under this Section 9 to a Non-Employee Director shall have a ten (1O) year term. Notwithstanding, the foregoing, in the event a Non-Employee Director ceases to be a Director at any time during such ten-year term, the Option shall lapse ninety (90) days after said Non-Employee ceases to be a Director.

   (e) Exercise.

    Each  Option  granted under this Section 9 to a  Non-Employee
Director shall become exercisable in full on the effective date of the grant.

   (f) Amendment.

    The provisions of this Section 9 shall not be amended more than once in any six-month period other than to comport with Changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

    10. Effect of Termination of Employment, Disability or Death on Incentive Stock Options.

   (a)  Termination of Employment.

    In the event that any Optionee's employment by the Bank shall terminate for any reason, other than Permanent and Total Disability (as such term is defined in Section 22(e)(3) of the
Code) or death or except for termination by the Bank for reason other than Termination For Just Cause, as defined in Section 2, all of any such Optionee's Incentive Stock Options, and all of any such Optionee's rights to purchase or receive shares of Common Stock pursuant thereto, as the case may be, shall automatically terminate on the date of such termination of employment. However, no termination of an optionee's Incentive Stock Options shall occur after a termination of employment if not a Termination For Just Cause except upon the earlier of (i) the respective expiration dates of any such Incentive Stock Options or (ii) the expiration of not more than three (3) months after the date of such termination of employment, but only if, and to the extent that, the Optionee was entitled to exercise any such Incentive Stock Options at the date of such termination of employment. The Committee may, but is not required, to provide an Optionee up to three months after his or her voluntary termination of employment to exercise options, but only if and to the extent that the Optionee was entitled to exercise any such Incentive Stock Options at the date of termination of employment. In the event that a subsidiary ceases to be a

                             III-5
subsidiary of the Bank, the employment of all of its employees who are not immediately thereafter employees of the Bank shall be deemed to terminate upon the date such subsidiary so ceases to be a subsidiary of the Bank.

   (b) Disability.

    In the event that any Optionee's employment by the Bank shall terminate as the result of the Permanent and Total disability of such Optionee, such Optionee may exercise any Incentive Stock Options granted to him pursuant to the Plan at any time prior to the earlier of (i) the respective expiration dates of any such Incentive Stock Options or (ii) the date which is one (1) year after the date of such termination of employment, but only if, and to the extent that, the Optionee was entitled to exercise any such Incentive Stock Options at the date of such termination of employment.

   (c) Death.

   In the event of the death of any Optionee, any Incentive Stock Options granted to any such Optionee may be exercised by the person or persons to whom the Optionee's rights under any such Incentive Stock Options pass by will or by the laws of descent and distribution (including the Optionee's estate during the period of administration) at any time prior to the earlier of (i) the respective expiration dates of any such Incentive Stock Options or (ii) the date which is one (1) year after the date of death of such Optionee, but only if, and to the extent that, the Optionee was entitled to exercise any such Incentive Stock Options at the date of death. For purposes of this Section 10(c), any Incentive Stock Option held by an Optionee shall be considered exercisable at the date of his death if the only unsatisfied condition precedent to the exercisability of such Incentive Stock Option at the date of death is the passage of a specified period of time.

  (d) Incentive Stock Options Deemed Exercisable.

  For purposes of Section 10(a), 10(b) and 10(c) above, any Incentive Stock Option held by any Optionee shall be considered exercisable at the date of the termination of his employment if any such Incentive Stock Option would have been exercisable at such date of termination of employment. Any exercise of any Incentive Stock Option granted pursuant to the Plan is considered exercisable pursuant to this Section 10(d).

  (e) Termination of Incentive Stock Options.

  To the extent that any Incentive Stock Option granted under the Plan to any Optionee whose employment by the Bank terminates shall not have been exercised within the applicable period set forth in this Section 10, any such Incentive Stock Option, and all rights to purchase or receive shares of Common Stock pursuant thereto, as the case may be, shall terminate on the last day of the applicable period.

  11. Effect of Termination of Employment, Disability or Death on Non-Incentive Stock Options. The terms and conditions of Non-Incentive Stock Options relating to the effect of the termination of an Optionee's employment, disability of an Optionee or his death shall be such terms and conditions as the Committee shall, in its sole discretion, determine at the time of termination.

  12. Stock Appreciation Rights. A Stock Appreciation Right shall, upon its exercise, entitle the Participant to whom such Stock Appreciation Right was granted to receive a number of Shares or cash or combination thereof, as the Committee in its discretion shall determine, the aggregate value of which (i.e., the sum of the amount of cash and/or the fair market value of such Shares on the date of exercise) shall equal (as nearly as possible, it being understood that the Bank shall not issue any fractional shares) the amount by which the fair market value per Share on the date of such exercise shall exceed the exercise price of such Stock Appreciation Right, multiplied by the number of Shares with respect of which such Stock Appreciation Right shall have been exercised. A Stock Appreciation Right may be related to an Option or may be granted independently of any Option as the Committee shall determine whether and to what extent a Related Stock Appreciation Right shall be granted with respect thereto; provided, however and notwithstanding any other provision of the Plan, that if the Related Option is an Incentive Stock Option, the Related Stock Appreciation Right shall satisfy all the restrictions and limitations of Section 7 hereof as if such Related Stock Appreciation Right were an Incentive Stock Option. Upon the exercise or termination of a Related Option, any Related Stock Appreciation Right shall terminate to the extent of the Shares with respect to which the Related Option was exercised or terminated.


                             III-6
 13.    Recapitalization, Merger, Consolidation, Change in
 Control and Similar Transactions.

  (a)   Adjustment.

  Subject to any required action by the shareholders of the Bank, the aggregate number of shares of Common Stock for which stock options may be granted hereunder, the number of shares of Common Stock covered by each outstanding stock option, and the exercise price per share of Common Stock of each such stock option, shall all be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares of Common Stock effected without the receipt of consideration by the Bank.

   (b) Change in Control.

    In the event of a change in control of the Bank, the Optionee at his option may receive on the date immediately prior to the consummation of such change in control, in lieu of stock, cash in an amount equal to the aggregate difference between the exercise price per share and the market price per share of the stock underlying such outstanding options on the date immediately prior to the consummation of such change in control of the Bank. For purposes of this Section, "change in control" shall mean: the acquisition of the "beneficial ownership" (as that term is defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934) of ten (10) percent or more of the voting securities of the Bank by any person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934; provided, however, that for the purposes of the Option Plan no change in control shall be deemed to have occurred if prior to the acquisition of, or offer to acquire 10 percent or more of the voting securities of the Bank the full Board of Directors of the Bank shall have adopted by not less than a two-thirds vote a resolution specifically approving such acquisition or offer. The term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any form of entity not specifically listed herein.

   (c) Extraordinary Corporate Action.

    Subject to any required action by the shareholders of the Bank, in the event of any Change in Control, recapitalization, merger, consolidation, exchange of shares, spin-off, reorganization, tender offer, liquidation or other extraordinary corporate action or event, the Committee, in its sole discretion, shall have the power, prior or subsequent to such action or event to:

     (i) appropriately adjust the number of shares of Common Stock subject to each stock option, the exercise price per share of Common Stock, and the consideration to be given or received by the Bank upon the exercise of any outstanding Option;

     (ii)    cancel   any  or  all  previously  granted  Options,
   provided that appropriate consideration is paid to the Optionee in connection therewith; and/or

     (iii) make such other adjustments in connection with the Plan as the Committee, in its sole discretion, deems necessary, desirable, appropriate or advisable; provided, however, that no action shall be taken by the Committee which would cause Incentive Stock Options granted pursuant to the
   Plan to fail to meet the requirements of Section 422 of the Code, or that shall materially decrease the Optionee's benefits under the plan without the consent of the holder of the Option, except as otherwise permitted under Section 18 hereof.

    Except as expressly provided in Sections 13(a) and 13(b) hereof, no Optionee shall have any rights by reason of the occurrence of any of the events described in this Section 13.

        (d)  Acceleration.

    The Committee shall at all times have the power to accelerate the exercise date of Options previously granted under the Plan.

    14. Time of Granting Options. The date of grant of an Option under the Plan shall, for all purposes, be the date on which the Committee makes the determination of granting such Option. Notice of the determination


                             III-7

shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

    15. Effective Date. The Plan shall become effective upon the completion of the Bank's conversion from mutual to stock form. Options may be granted prior to ratification of the Plan by the stockholders if the exercise of such Options is subject to such stockholder ratification.

   16. Approval by Stockholders. The Plan shall be approved by stockholders of the Bank within twelve (12) months before or after the date it becomes effective.

    17. Modification of Options. At any time and from time to time, the Board may authorize the Committee to direct the execution of an instrument providing for the modification of any outstanding Option, provided no such modification, extension or renewal shall confer on the holder of said Option any right or benefit which could not be conferred on him by the grant of a new Option at such time, or shall not materially decrease the Optionee's benefits under the Option without the consent of the holder of the Option, except as otherwise permitted under Section 18 hereof.

   18.  Amendment and Termination of the Plan.

   (a)  Action by the Board.

    The Board may alter, suspend or discontinue the Plan, except that no action of the Board may increase (other than as provided in Section 13) the maximum number of shares permitted to be optioned under the Plan, materially increase the benefits accruing to participants under the Plan or materially modify the requirements for eligibility for participation in the Plan unless such action of the Board shall be subject to approval or ratification by the shareholders of the Bank. However, such alteration, suspension or discontinuance of the Plan shall not affect any options already granted and still outstanding under the provisions hereof.

   (b)  Change in Applicable Law.

    Notwithstanding any other provision contained in the Plan, in the event of a change in any federal or state law, rule or regulation which would make the exercise of all or part of any previously granted Incentive and/or Non-Incentive Stock Option unlawful or subject the Bank to any penalty, the Committee may restrict any such exercise without the consent of the Optionee or other holder thereof in order to comply with any such law, rule or regulation or to avoid any such penalty.

   19. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to any Option granted under the Plan unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law and the requirements of any stock exchange upon which the Shares may then be listed.

    The inability of the Bank to obtain from any regulatory body or authority deemed by the Bank's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Bank of any liability in respect of the non-issuance or sale of such Shares.

    As a condition to the exercise of an Option, the Bank may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

   20.   Reservation of Shares.  During the term of the Plan, the
Bank   will  reserve  and  keep  available  a  number  of  Shares sufficient to  satisfy the requirements of the Plan.

    21. Unsecured Obligation. No Participant under the Plan shall have any interest in any fund or special asset of the Bank by reason of the Plan or the grant of any Incentive or Non-Incentive Stock Option to him under the Plan. No trust fund shall be created in connection with the Plan or any grant of any Incentive or Non-Incentive Stock Option hereunder and there shall be no required funding of amounts which may become payable to any Participant.

    22. Withholding Tax. The Bank shall have the right to deduct from all amounts paid in cash with respect to the exercise of a Stock Appreciation Right under the Plan any taxes required by law to be withheld with respect to such cash payments. Where a Participant or other person is entitled to receive Shares pursuant to the exercise

                             III-8

of any Option or Stock Appreciation Right pursuant to the Plan, the Bank shall have the right to require the Participant or such other person to pay the Bank the amount of any taxes which the Bank is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or sell without notice a number of such Shares sufficient to cover the amount required to be withheld.

    23. Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of South
Carolina.





                                 III-9